                                                                      Exhibit 99

--------------------------------------------------------------------------------
                                  NEWS RELEASE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Northern Trust Corporation
                            50 South LaSalle Street
                            Chicago, Illinois 60675
                  Contact: Laurie McMahon, Investor Relations
                               (312) 444-7811 or
                         Sue Rageas, Public Relations
Release #01511                  (312) 444-4279      http://www.northerntrust.com
--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE
---------------------
NORTHERN TRUST CORPORATION REPORTS 2000 THIRD QUARTER EARNINGS OF $.53 PER SHARE, UP 18%.

(Chicago, October 16, 2000) Northern Trust Corporation reported net income per share of $.53 for the third quarter, an increase of 18% from the $.45 per share earned a year ago. Net income also increased 18% to a record $123.3 million from the $104.2 million earned in the third quarter of last year. This performance resulted in a return on average common equity of 22.1%.

     William A. Osborn, Chairman and Chief Executive Officer, commented, "The strong momentum of 2000 continued with revenue growth of 23% for the third quarter and on a year-to-date basis. Both the personal and our corporate and institutional businesses continue to show excellent growth, combining to produce a 26% increase in trust fees, which was complemented by a 13% increase in net interest income and strong foreign exchange trading profits. Trust assets under administration grew to $1.7 trillion, up 22% since September 30, 1999 and 4.7% since June 30, 2000. Assets under management grew $5 billion since June 30, 2000 to $338 billion and increased 29% from one year ago. Given our strategic focus on expanding our investment management business, we were especially pleased that managed assets grew at a rate faster than the rate of growth in assets under administration."

                                    -more-

                     THIRD QUARTER PERFORMANCE HIGHLIGHTS

         Revenues increased 23% to a record $549.0 million. Trust fees grew 26% to $304.7 million in the quarter compared to $242.4 million in the third quarter of last year and represented 55% of total third quarter 2000 revenues. Fee-related income represented 71% of total revenues.

         Trust fees from Personal Financial Services (PFS) in the quarter increased 31% and totaled a record $158.7 million compared to $121.0 million in the year-ago quarter. The increase resulted from continued strong new business throughout Northern Trust's national PFS network and from equity markets that were higher than those of a year ago. All states recorded increases of more than 24%, with Illinois, Arizona and Texas each increasing more than 30%. The Wealth Management Group also had excellent performance, with trust fees increasing 30%, and now administers $60.6 billion in assets worldwide, up 39% from last year.

         Northern Trust continued its PFS expansion with the opening of a full service office in Milwaukee, Wisconsin, the first such office in the Wisconsin market. Northern Trust now has Personal Financial Services offices in 81 locations in twelve states, up from 62 offices in just five states at the end of 1997.

         Total personal trust assets under administration increased to $171.2 billion at September 30, 2000, up 30% from September 30, 1999. Of these assets under administration, $100.1 billion is managed by Northern Trust, up 23% from one year ago.

         Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 20% and totaled $146.0 million compared to $121.4 million in the year-ago quarter, reflecting strong new business. C&IS trust fees are derived from a full range of custody, investment and advisory services rendered to retirement and other asset pools of corporate and institutional clients worldwide, and all of these services contributed to the third quarter fee growth. Fees from asset management increased 16% to $46.0 million, which included $3.4 million of performance-based

                                    -more-
fees compared to $1.3 million recorded in the third quarter last year. These additional fees are largely offset by increased performance-based incentive payments to the sub-advisors of these funds, which are reflected in higher other operating expenses for the quarter. Securities lending fees increased 33% to $27.2 million from the year-ago quarter while custody fees increased 20% to $49.4 million. The growth in securities lending fees was due primarily to higher lending volumes and spreads earned on the investment of collateral. The increase in custody fees was largely driven by new global custody business. Strong new business results increased fees generated by Northern Trust Retirement Consulting, L.L.C., to $14.5 million, up 19% from last year's third quarter. The $7.0 million sequential quarter decline in C&IS trust fees reflects a $6.2 million decrease in securities lending fees and a $1.3 million reduction in performance-based investment management fees. The particularly strong second quarter securities lending results reflected the seasonal demand for certain international equity securities which pay dividends annually during the second quarter.

         Total C&IS trust assets under administration increased to $1.52 trillion at September 30, 2000, up 21% from September 30, 1999. Of the C&IS trust assets under administration, $238.2 billion is managed by Northern Trust, up 31% from September 30, 1999. Trust assets under administration included approximately $381 billion of global custody assets.

         Foreign exchange trading profits were $37.6 million for the quarter, up 51% or $12.6 million from the third quarter of 1999 and compared to $42.1 million in the second quarter of this year. The current year quarter benefited from market volatility in the major currencies, particularly the continued volatility in the euro, as well as growth in global assets under custody and a higher level of client transaction volumes. In addition, clients continued to increase their use of Northern Trust FX Passport(SM). This browser-based application system developed with Reuters enables clients to enter into foreign exchange transactions with Northern Trust via the Internet and is a key element of Northern Trust's Passport(SM) product suite.

                                    -more-

         Total treasury management revenues, which include both fees and the computed value of compensating deposit balances, totaled $27.1 million, up 10% from last year's third quarter. The fee portion of these revenues in the quarter was $18.1 million, up 14% from $15.8 million in the comparable quarter last year. Security commissions and trading income increased 18% to $8.0 million from last year, reflecting a higher volume of transactions at Northern Trust Securities, Inc.

         Other operating income was $23.5 million for the third quarter compared with $16.3 million in the same period of last year. The current quarter included $2.5 million in nonrecurring income compared to $3.9 million in last year's third quarter. The change in other operating income reflects higher trust deposit-related revenues, loan service fees, and other items.

         Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $157.1 million, up 13% from the $138.9 million reported in the prior year quarter. The increase in net interest income reflects 11% growth in average earning assets and a 20% increase in noninterest-related funds, primarily demand deposits and equity. The asset growth included a 15% or $2.2 billion increase in loans and leases. Securities increased 22% or $1.9 billion due to a higher level of investments in short-term U.S. agency securities which was partially offset by a $937 million decrease in money market assets. The net interest margin improved slightly to 1.99% versus 1.95% in the year-ago quarter due primarily to the increased level of noninterest-related funding.

         Nonperforming assets of $78.8 million at September 30, 2000 were up from $55.4 million at June 30, 2000 and $30.3 million at September 30, 1999. The increase from June 30 essentially reflects the impact of one commercial loan to a company that filed for Chapter 11 reorganization early in October.

                                    -more-

         The provision for credit losses was $5.0 million in the quarter compared to $.5 million for the same quarter last year and $10.0 million in the second quarter of this year. Net charge-offs on an annualized basis as a percentage of average loans were .15% for the quarter. The credit provision, net of charge-offs, resulted in a reserve for credit losses of $158.0 million, representing a reserve to loan ratio of .89% at September 30, 2000 compared to
 .92% at June 30, 2000. Nonaccrual loans of $76.8 million at quarter-end represent .43% of total loans and were covered 2.1 times by the reserve.

         Noninterest expenses totaled $344.9 million for the quarter, an increase of 25% from the $276.1 million in the year-ago quarter. Approximately 55% of the increase in noninterest expenses related to compensation and employee benefits and was primarily attributable to staff growth, merit increases and performance-based incentives. Staff levels increased from one year ago to support growth initiatives and strong new business in both PFS and C&IS. Staff on a full-time equivalent basis at September 30, 2000 totaled 9,299, up 11% from 8,360 at September 30, 1999.

         Higher performance-based compensation accounted for approximately 45% of the increase in compensation, principally due to increased costs for incentive plans as a result of strong new business, excellent investment management performance and record net income. In addition, accounting for certain stock-related compensation plans requires that the quarterly expense be based on the market price of the Corporation's stock at the end of each quarter. The increase in operating expenses for these plans as a result of adjusting for the record 37% increase in the market value of Northern Trust stock from June 30 to September 30 reduced earnings per share by approximately $.02 per common share. The increase in noninterest expenses without the effect of this stock price increase would have been 22% rather than 25%.

                                    -more-

         The balance of the expense growth reflects increased costs associated with technology investments, including e-commerce initiatives, business promotion, co-administration services provided to the two mutual fund families, PFS office expansion, and operating costs relating to the significant growth in transaction volumes.

                                 BALANCE SHEET

         Balance sheet assets averaged $34.5 billion for the quarter, up 11% from last year's third quarter average of $31.1 billion, primarily reflecting growth in loans and securities. Loans and leases averaged $16.8 billion for the quarter, an increase of $2.2 billion or 15%. Reflecting strong growth in lending to Wealth Management and private banking clients, personal loans increased $578 million or 42% to average $2.0 billion for the quarter. Residential mortgages increased $445 million or 7% to average $6.6 billion for the quarter and represented 39% of the total loan portfolio. Commercial and industrial loans averaged $4.9 billion during the quarter compared to $4.4 billion in the third quarter of 1999. The securities portfolio increased 22% to $10.8 billion on average during the period while money market assets averaged $3.7 billion in the quarter, down 20% from last year.

         Common stockholders' equity averaged $2.2 billion, up 12% from last year's third quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 876,201 shares at a cost of $70.7 million. An additional 7.4 million shares may be purchased after September 30, 2000 under the current share buyback program.

                       NINE-MONTH PERFORMANCE HIGHLIGHTS

         Net income per common share increased 19% to $1.54 for the nine-month period ended September 30, 2000. Net income increased 20% to $359.6 million compared with $299.0 million last year and resulted in a return on average common equity of 22.21% and a productivity ratio of 159%.

                                    -more-

         Total revenues increased 23% from 1999 levels. Trust fees totaled $896.3 million, up 27% from $703.1 million last year. Net new annualized recurring trust fees sold totaled approximately $66 million in PFS and $60 million in C&IS for the nine-month period. Foreign exchange trading profits totaled $113.7 million, up 43% from last year's performance. Treasury management revenues from both fees and the computed value of compensating deposit balances increased 8% to $79.9 million. Net interest income, stated on a fully taxable equivalent basis, totaled $462.0 million, up 13% from $409.2 million reported last year.

         The $19.0 million provision for credit losses was $13.0 million higher than the $6.0 million required in the first nine months of 1999. Net charge-offs on an annualized basis, as a percentage of average loans were .10% for the nine-month period. Noninterest expenses were up 24% and totaled $1.0 billion compared to $814.2 million a year ago.

                          FORWARD-LOOKING STATEMENTS

         This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, expansion and business development plans, business prospects and positioning with respect to market and pricing trends, new business results and outlook, credit quality, planned capital expenditures and technology spending, and the effect of various matters (including changes in accounting standards) on Northern Trust's business. Actual results could differ materially from those indicated by these statements. Northern Trust Corporation's 1999 Annual Report to Stockholders, including the section of Management's Discussion and Analysis captioned "Factors Affecting Future Results," and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, Northern Trust's success in executing various parts of its business plans, technology risks and risks associated with changes in the regulatory framework resulting from enactment of the Gramm-Leach-Bliley Act of 1999 and other regulatory changes and factors. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

                                    -more-

               WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL


         Northern Trust's third quarter earnings conference call will be webcast live on Monday, October 16, 2000. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer's comments. The live call will be conducted at 11 a.m. CDT and is accessible on Northern Trust's web site at:

         www.northerntrust.com/investor_relations/financial_releases

A replay will be available beginning at 1:00 p.m. CDT on October 16, 2000 until 6:00 p.m. October 23, 2000. Participants will need RealPlayer(TM) software which can be downloaded free through Northern's web site. This earnings release can also be accessed at the above web address.

                                      / / /

                    NORTHERN TRUST CORPORATION                            Page 1
     (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
---------------------------------------------
                                                                   THIRD QUARTER
                                                       ---------------------------------------
                                                           2000            1999    % Change (*)
                                                       ---------------------------------------
Noninterest Income
     Trust Fees                                        $  304.7        $  242.4        26 %
     Foreign Exchange Trading Profits                      37.6            25.0        51
     Treasury Management Fees                              18.1            15.8        14
     Security Commissions & Trading Income                  8.0             6.8        18
     Other Operating Income                                23.5            16.3        44
     Investment Security Transactions                         -             0.1       N/M
                                                       --------        --------    ------
Total Noninterest Income                                  391.9           306.4        28

Interest Income (Taxable Equivalent)                      545.6           414.9        32
Interest Expense                                          388.5           276.0        41
                                                       --------        --------    ------
Net Interest Income (Taxable Equivalent)                  157.1           138.9        13

Total Revenue (Taxable Equivalent)                        549.0           445.3        23

Noninterest Expenses
     Compensation                                         179.8           144.7        24
     Employee Benefits                                     27.5            24.7        12
     Occupancy Expense                                     21.8            19.0        14
     Equipment Expense                                     18.1            16.0        13
     Other Operating Expenses                              97.7            71.7        36
                                                       --------        --------    ------
Total Noninterest Expenses                                344.9           276.1        25

Provision for Credit Losses                                 5.0             0.5       N/M
Taxable Equivalent Adjustment                              14.3            10.6        36
                                                       --------        --------    ------
Income before Income Taxes                                184.8           158.1        17
Provision for Income Taxes                                 61.5            53.9        14
                                                       --------        --------    ------
NET INCOME                                             $  123.3        $  104.2        18 %
                                                       ========        ========    ======
Net Income Per Common Share
     Basic                                             $   0.55        $   0.46        20 %
     Diluted                                               0.53            0.45        18

Return on Average Common Equity                           22.12 %         20.85 %
Average Common Equity                                  $2,190.6        $1,958.8        12 %
Return on Average Assets                                   1.42 %          1.33 %

Common Dividend Declared per Share                     $  0.135        $   0.12        13 %
     Preferred Dividends (millions)                         1.5             1.3        20

Average Common Shares Outstanding (000s)
     Basic                                              220,749         221,753
     Diluted                                            230,937         229,538
Common Shares Outstanding (EOP)                         221,782         222,594


(N/M) Not Meaningful

(*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

        NORTHERN TRUST CORPORATION                                        Page 2
     (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
---------------------------------------------

                                                                     NINE MONTHS
                                                       ---------------------------------------
                                                           2000            1999   % Change (*)
                                                       ---------------------------------------
Noninterest Income
     Trust Fees                                        $  896.3      $    703.1             27  %
     Foreign Exchange Trading Profits                     113.7            79.5             43
     Treasury Management Fees                              53.4            51.2              4
     Security Commissions & Trading Income                 25.9            22.0             18
     Other Operating Income                                57.9            38.8             49
     Investment Security Transactions                         -             0.2            N/M
                                                       --------      ----------       --------
Total Noninterest Income                                1,147.2           894.8             28

Interest Income (Taxable Equivalent)                    1,506.0         1,173.2             28
Interest Expense                                        1,044.0           764.0             37
                                                       --------      ----------       --------
Net Interest Income (Taxable Equivalent)                  462.0           409.2             13

Total Revenue (Taxable Equivalent)                      1,609.2         1,304.0             23

Noninterest Expenses
     Compensation                                         514.6           420.3             22
     Employee Benefits                                     84.0            75.3             12
     Occupancy Expense                                     64.8            54.8             18
     Equipment Expense                                     54.5            47.2             16
     Other Operating Expenses                             291.3           216.6             34
                                                       --------      ----------       --------
Total Noninterest Expenses                              1,009.2           814.2             24

Provision for Credit Losses                                19.0             6.0            217
Taxable Equivalent Adjustment                              39.0            28.7             36
                                                       --------      ----------       --------
Income before Income Taxes                                542.0           455.1             19
Provision for Income Taxes                                182.4           156.1             17
                                                       --------      ----------       --------
NET INCOME                                             $  359.6      $    299.0             20  %
                                                       ========      ==========       ========
     Net Income Per Common Share
     Basic                                             $   1.61      $     1.33             21  %
     Diluted                                               1.54            1.29             19

Return on Average Common Equity                           22.21  %        20.71 %
Average Common Equity                                  $2,137.1      $  1,908.0             12  %
Return on Average Assets                                   1.44  %         1.34 %

Common Dividends Declared per Share                    $  0.405      $     0.36             13  %
Preferred Dividends (millions)                              4.2             3.5             21

Average Common Shares Outstanding (000s)
     Basic                                              220,986         221,782
     Diluted                                            230,513         229,991
     Common Shares Outstanding (EOP)                    221,782         222,594


                          NORTHERN TRUST CORPORATION                    Page 3
               (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)
----------------------------
                                                         SEPTEMBER 30
                                               ---------------------------------
                                                  2000      1999    % Change (*)
Assets                                         ---------------------------------
------
 Money Market Assets                           $ 3,300.3  $ 5,714.1    (42)%
 Securities
   U.S. Government                                 236.2      257.6     (8)
   Federal Agency and Other                      9,328.9    8,729.7      7
   Municipal                                       471.0      487.1     (3)
   Trading Account                                  13.9       13.5      3
                                               ---------  ---------   ----
 Total Securities                               10,050.0    9,487.9      6
 Loans and Leases                               17,730.1   15,049.1     18
                                               ---------  ---------   ----
 Total Earning Assets                           31,080.4   30,251.1      3
 Reserve for Credit Losses                        (158.0)    (144.9)     9
 Cash and Due from Banks                         1,361.8    1,775.2    (23)
 Trust Security Settlement Receivables             656.7      343.6     91
 Buildings and Equipment                           409.8      356.9     15
 Other Nonearning Assets                         1,443.0    1,103.0     31
                                               ---------  ---------   ----
Total Assets                                   $34,793.7  $33,684.9      3 %
                                               =========  =========   ----
Liabilities and Stockholders' Equity
------------------------------------
 Interest-Bearing Deposits
   Savings                                     $ 7,664.4   $7,420.1      3 %
   Other Time                                      440.0      551.9    (20)
   Foreign Office Time                           7,991.2    6,616.6     21
                                               ---------  ---------   ----
 Total Interest-Bearing Deposits                16,095.6   14,588.6     10
 Borrowed Funds                                  8,740.5    9,776.8    (11)
 Senior Notes and Long-Term Debt                 1,405.9    1,276.6     10
                                               ---------  ---------   ----
 Total Interest-Related Funds                   26,242.0   25,642.0      2
 Demand & Other Noninterest-Bearing Deposits     5,059.0    4,472.6     13
 Other Liabilities                               1,132.2    1,447.3    (22)
                                               ---------  ---------   ----
 Total Liabilities                              32,433.2   31,561.9      3
 Common Equity                                   2,240.5    2,003.0     12
 Preferred Equity                                  120.0      120.0      -
                                               ---------  ---------   ----
 Total Liabilities and Stockholders' Equity    $34,793.7  $33,684.9      3 %
                                               =========  =========   ====

                          NORTHERN TRUST CORPORATION                      Page 4
               (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
------------------------------------
                                                        THIRD QUARTER
                                               -------------------------------
                                                  2000      1999   % Change (*)
Assets                                         -------------------------------
------
 Money Market Assets                           $ 3,712.3  $ 4,649.4    (20)%
 Securities
   U.S. Government                                 234.0      271.6    (14)
   Federal Agency and Other                     10,122.3    8,135.8     24
   Municipal                                       473.5      489.9     (3)
   Trading Account                                  12.0       10.2     18
                                               ---------  ---------   ----
 Total Securities                               10,841.8    8,907.5     22
 Loans and Leases                               16,825.3   14,620.5     15
                                               ---------  ---------   ----
 Total Earning Assets                           31,379.4   28,177.4     11
 Reserve for Credit Losses                        (158.6)    (148.4)     7
 Nonearning Assets                               3,254.4    3,065.8      6
                                               ---------  ---------   ----
 Total Assets                                  $34,475.2  $31,094.8     11 %
                                               =========  =========   ====

Liabilities and Stockholders' Equity
------------------------------------
 Interest-Bearing Deposits

   Savings                                     $ 7,366.1  $ 7,029.4      5 %
   Other Time                                    1,197.3      566.5    111
   Foreign Office Time                           7,715.3    6,848.9     13
                                               ---------  ---------   ----
 Total Interest-Bearing Deposits                16,278.7   14,444.8     13
 Borrowed Funds                                  8,883.0    8,357.9      6
 Senior Notes and Long-Term Debt                 1,405.9    1,368.2      3
                                               ---------  ---------   ----
 Total Interest-Related Funds                   26,567.6   24,170.9     10
 Demand & Other Noninterest-Bearing Deposits     4,388.0    3,971.7     10
 Other Liabilities                               1,209.0      873.4     38
                                               ---------  ---------   ----
 Total Liabilities                              32,164.6   29,016.0     11
 Common Equity                                   2,190.6    1,958.8     12
 Preferred Equity                                  120.0      120.0      -
                                               ---------  ---------   ----
Total Liabilities and Stockholders' Equity     $34,475.2  $31,094.8     11 %
                                               =========  =========   ====

                        NORTHERN TRUST CORPORATION                        Page 5
               (Supplemental Consolidated Financial Information)

Quarterly Trend Data ($ In Millions]                          2000                       1999
-----------------------------------
                                                            Quarters                   Quarters
                                                ====================================================
                                                 Third       Second      First    Fourth     Third
                                                ====================================================
Net Income Summary
------------------
  Trust Fees                                    $  304.7   $  305.6   $  286.0   $  271.1   $  242.4
  Other Noninterest Income                          87.2       87.3       76.4       69.3       64.0
  Net Interest Income (Taxable Equivalent)         157.1      154.1      150.8      148.2      138.9
                                                --------   --------   --------   --------   --------
   Total Revenue (Taxable Equivalent)              549.0      547.0      513.2      488.6      445.3
Provision for Credit Losses                          5.0       10.0        4.0        6.5        0.5
Noninterest Expenses                               344.9      338.2      326.1      310.8      276.1
                                                --------   --------   --------   --------   --------
  Pretax Income (Taxable Equivalent]               199.1      198.8      183.1      171.3      168.7
Taxable Equivalent Adjustment                       14.3       13.3       11.4        9.9       10.6
Provision for Income Taxes                          61.5       62.5       58.4       55.4       53.9
                                                --------   --------   --------   --------   --------
  Net Income                                    $  123.3   $  123.0   $  113.3   $  106.0   $  104.2
                                                ========   ========   ========   ========   ========

Per Common Share
----------------
  Net Income - Basic                            $   0.55   $   0.55   $   0.51   $   0.47   $   0.46
             - Diluted                              0.53       0.53       0.49       0.46       0.45
  Dividend Declared                                0.135      0.135      0.135      0.135       0.12
  Book Value (EOP)                                 10.10       9.85       9.59       9.25       9.04
  Market Value (EOP)                               88.88      65.06      67.56      53.00      41.75

Ratios
------
  Return on Average Common Equity                  22.12 %    22.81 %    21.70 %    20.57 %    20.85  %
  Return on Average Assets                          1.42       1.44       1.46       1.35       1.33
  Net Interest Margin                               1.99       2.00       2.16       2.09       1.95
  Productivity Ratio (*)                             159 %      162 %      157 %      157 %      161  %
  Risk-based Capital Ratios
   Tier 1                                            9.4 %      9.1 %      9.5 %      9.9 %      9.5  %
   Total (Tier 1 + Tier 2)                          12.5       12.3       13.0       13.7       13.1
   Leverage                                          6.9        6.8        7.4        7.1        7.0

Trust Assets ($ in Billions) - EOP
---------------------------------
  Corporate                                     $1,515.3   $1,445.9   $1,437.4   $1,385.9   $1,251.5
  Personal                                         171.2      165.0      162.1      152.0      131.7
                                                --------   --------   --------   --------   --------
   Total Trust Assets                           $1,686.5   $1,610.9   $1,599.5   $1,537.9   $1,383.2
                                                ========   ========   ========   ========   ========
  Memo: Managed Assets                          $  338.3   $  333.0   $  323.1   $  299.1   $  262.8

Asset Quality ($ in Millions) - EOP
-----------------------------------
  Nonaccrual and Restructured Loans             $   76.8   $   54.4   $   56.5   $   59.3   $   28.9
  Other Real Estate Owned (OREO)                     2.0        1.0        2.1        1.3        1.4
                                                --------   --------   --------   --------   --------
   Total Nonperforming Assets                   $   78.8   $   55.4   $   58.6   $   60.6   $   30.3
                                                ========   ========   ========   ========   ========
   Nonperforming Assets / Loans & OREO              0.44 %     0.32 %     0.36 %     0.39 %     0.20  %

  Gross Charge-offs                             $    6.8   $    5.8   $    0.3   $    0.8   $    7.7
  Gross Recoveries                                   0.5        0.4        0.1        0.3        0.2
                                                --------   --------   --------   --------   --------
   Net Charge-offs                              $    6.3   $    5.4   $    0.2   $    0.5   $    7.5
                                                ========   ========   ========   ========   ========
  Net Charge-offs (Annualized) to Average Loans     0.15 %     0.13 %     0.01 %     0.01 %     0.21  %
  Reserve for Credit Losses                     $  158.0   $  159.3   $  154.7   $  150.9   $  144.9
  Reserve to Nonaccrual and Restructured Loans       206 %      293 %      274 %      254 %      501  %

(*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.